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                                                                     EXHIBIT 4.1


                            BANK OF THE COMMONWEALTH

                               DIRECTORS' DEFERRED

                               COMPENSATION PLAN

                            Effective January 1, 2002

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                            BANK OF THE COMMONWEALTH

                      DIRECTORS' DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

PREAMBLE ......................................................................1

ARTICLE I .....................................................................3

  DEFINITIONS .................................................................3
     1.1      Account .........................................................3
     1.2      Administrator ...................................................3
     1.3      Bank ............................................................3
     1.4      Bank Stock ......................................................3
     1.5      Beneficiary .....................................................3
     1.6      Board ...........................................................3
     1.7      Cause ...........................................................4
     1.8      Change in Control ...............................................4
     1.9      Code ............................................................5
     1.10     Declared Investment Rate ........................................5
     1.11     Deferrals .......................................................5
     1.12     Designation Date ................................................5
     1.13     Disability ......................................................5
     1.14     Effective Date ..................................................6
     1.15     Election Form ...................................................6
     1.16     Fees ............................................................6
     1.17     Participant .....................................................6
     1.18     Plan ............................................................6
     1.19     Plan Year .......................................................6
     1.20     Retirement ......................................................6
     1.21     Retirement Benefit ..............................................6
     1.22     Survivor Benefit ................................................7
     1.23     Termination Benefit .............................................7
     1.24     Trust ...........................................................7
     1.25     Trustee .........................................................7
     1.26     Valuation Date ..................................................7

ARTICLE II ....................................................................8

  ELIGIBILITY .................................................................8

ARTICLE III ...................................................................9

  CONTRIBUTIONS TO ACCOUNTS ...................................................9
     3.1      Accounts ........................................................9

ARTICLE IV ...................................................................10

  PARTICIPANT ELECTIONS TO DEFER .............................................10


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     4.1      Election to Defer ..............................................10
                Deferral Election ............................................10

ARTICLE V ....................................................................11

  ADJUSTMENTS TO ACCOUNTS FOR DECLARED INVESTMENT RATES ......................11
     5.1      Adjustments to Accounts ........................................11
                Bank Stock ...................................................11
                Interest Bearing Fund ........................................12
                  Prior to January 1, 1992 ...................................12
                  January 1, 1992 and Thereafter .............................13
     5.2      Accounting for Distributions ...................................14
     5.3      Separate Accounts ..............................................14
     5.4      Deemed Investment Directions of Participants ...................14

ARTICLE VI ...................................................................17

  BENEFITS ...................................................................17
     6.1      Retirement Benefit .............................................17
     6.2      Disability .....................................................18
     6.3      Termination Benefit ............................................18
                Separations From Service As Director For Reasons
                  Other Than Death, Disability, Or Retirement ................18
                Vesting in Account ...........................................19
                  Forfeitures ................................................19
     6.4      Survivor Benefits ..............................................19
                Pre-Retirement ...............................................19
     6.5      Change in Control Provisions ...................................19
                Full Vesting .................................................19
                Immediate Payouts Upon Termination of Employment .............20
     6.6      Small Benefit ..................................................20
     6.7      Withholding:  Payroll Taxes ....................................20

ARTICLE VII ..................................................................21

  BENEFICIARY DESIGNATION ....................................................21
     7.1      Beneficiary Designation ........................................21

ARTICLE VIII .................................................................22

 CONTRIBUTIONS ...............................................................22

ARTICLE IX ...................................................................24

 ADMINISTRATION OF PLAN ......................................................24
     9.1      Plan Administrator .............................................24
     9.2      Examination of Records .........................................25
     9.3      Reliance on Reports and Certificates ...........................25
     9.4      Nondiscriminatory Exercise of Authority ........................25
     9.5      Indemnification of Administrator ...............................25

ARTICLE X ....................................................................26

  MISCELLANEOUS ..............................................................26
    10.1      Alienability and Assignment Prohibition ........................26
    10.2      Binding Obligation of Bank and Any Successor in Interest .......26
    10.3      Amendment or Termination .......................................26
    10.4      Claims Procedure ...............................................26
    10.5      Employment and Other Rights ....................................27


                                       ii

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    10.6      Governing Law ..................................................27



                                       iii

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                            BANK OF THE COMMONWEALTH

                      DIRECTORS' DEFERRED COMPENSATION PLAN

     THIS PLAN is made effective in the City of Norfolk, Virginia, this 1st day of January, 2002, by BANK OF THE COMMONWEALTH (the "Bank").


                                    PREAMBLE
                                    --------

     The purpose of the Bank of the Commonwealth Directors' Deferred Compensation Plan (the "Plan") is to provide a means whereby the Bank may afford a measure of financial security to Directors of the Bank who have rendered and continue to render valuable services to the Bank. The Plan is intended to provide for future income needs of these Directors, so that their services may be retained and their productive efforts encouraged.

     This Plan is an amendment, restatement, and consolidation of the Bank of Commonwealth Non-Employee Director's Deferred Compensation Plan and Employee Director's Deferred Compensation Plan, effective December 20, 1977, and December 27, 1978, respectively.

     This Plan will be maintained for the exclusive benefit of the Directors of the Bank who participate herein and is intended by the parties to constitute an unfunded "top hat" plan of deferred compensation for all purposes under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986, as amended, as well as the regulations thereunder.

     By separate agreement, the Bank has created an irrevocable trust (the "Trust") to facilitate the payment of deferred compensation to the directors who participate in the Plan. The Trust and

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any assets held by the Trust to assist the Bank in meeting its obligations under this Plan will conform to the terms of the model trust described in Revenue Procedure 92-64.


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                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     1.1 "Account" means the bookkeeping reserve account established on the Bank's financial records to record the aggregate interest of a Participant in this Plan. Within each Account, separate sub-accounts shall be maintained pursuant to the terms of this Plan to the extent necessary for the administration of the Plan for each different Plan Year, including sub-accounts to record each Participant's Deferrals and Declared Investment Rate or method of payment elections related thereto.

     1.2 "Administrator" means the person or committee as may be appointed from time to time by the Board or if the Board so elects, the Board, to supervise the administration of the Plan.

     1.3 "Bank" means Bank of the Commonwealth and any successor, which shall maintain this Plan.

     1.4 "Bank Stock" means Common Stock of Commonwealth Bankshares, Inc., the 100% parent of the Bank.

     1.5 "Beneficiary" means the person or persons designated to receive any amount in the event of the death of a Participant or former Participant in accordance with Section 7.1.

     1.6 "Board" means the Board of Directors of the Bank.


                                       3

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     1.7 "Cause" means termination of a Participant's service as Director with the Bank on account of: (a) the Participant's misappropriation or embezzlement of any funds or property of the Bank; (b) the Participant's conviction of a felony or a crime involving moral turpitude; or (c) proven dishonesty by the Participant in the performance of services as a Director for the Bank.

     1.8 "Change in Control" means (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of the combined voting power of the then outstanding voting securities issued by the Bank or any of its parent corporations; (ii) the approval by the stockholders of the Bank or any of its parent corporations of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Bank or any of its parent corporations immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the reorganized, merged or consolidated Bank or parent corporation, as applicable, (iii) a liquidation or dissolution of the Bank, (iv) the sale of fifty percent (50%) or more, of the Bank's assets, or (v) a sale of any portion of the Bank's assets or operations which, on the basis of the Bank's most recent audited financial statement, will result or is projected to result in a fifty percent (50%) or more reduction in the Bank's gross revenues for the current period, compared to the period covered by such audited financial statement; (vi) any other corporate transaction, including a layoff or reduction in force, which results in the involuntary termination of employment of fifty percent (50%) or more of the Participants in this Plan; or (vii) a majority of members of the Bank's board of


                                       4

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directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Bank's board of directors prior to the date of the appointment or election.

     1.9 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereof, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     1.10 "Declared Investment Rate" means with respect to any Plan Year a rate of return (positive or negative) that equals the notional gains or losses equal to those generated as if the Account balance had been invested in one or more of the deemed investments as may be made available by the Bank under this Plan.

     1.11 "Deferrals" means the amount of Fees voluntarily elected to be deferred and credited to a Participant's Account under Article IV.

     1.12 "Designation Date" means January 1st, April 1st, July 1st and October 1st.

     1.13 "Disability" means any physical or mental impairment which, on the basis of medical evidence satisfactory to the Board, renders the Participant unable to continue the performance of his regular Director's duties with the Bank and that such impairment will be permanent and continuous during the remainder of the Participant's life.


                                       5

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     1.14 "Effective Date" means January 1, 2002, the date of the amended and restated Plan.

     1.15 "Election Form" means the election form or forms that a Director files with the Bank from time to time to participate in the Plan and make the various Deferral, distribution and investment elections permitted under the Plan.

     1.16 "Fees" means the total amount of fees, as determined from time to time by the Board, paid to a Director on or before December 31st of each Plan Year for service on the Board and Committees thereof, including Deferrals elected by the Participant under this Plan.

     1.17 "Participant" means a Director who has filed a completed and executed Election Form with the Administrator and is participating in the Plan.

     1.18 "Plan" means this instrument and all amendments thereto.


     1.19 "Plan Year" means a 12-month period beginning on January 1st and ending on the following December 31st of each year.


     1.20 "Retirement" means the termination of a Participant's service to the Bank as a Director after his attainment of age sixty-five (65).

     1.21 "Retirement Benefit" means the sum total of benefits payable to a Participant who is eligible for Retirement.


                                       6

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     1.22 "Survivor Benefit" means those Plan benefits that become payable upon the death of a Participant pursuant to the provisions of Section 6.4.

     1.23 "Termination Benefit" means the lump sum amount payable to a Participant who terminates service as a Director prior to death, Disability or becoming eligible for Retirement under Section 6.3.

     1.24 "Trust" means the irrevocable trust agreement dated January 1, 2002, established by the Bank as grantor and the Bank Trust Department as Trustee, or any substitute or successor thereto.

     1.25 "Trustee" means the trustee named in the agreement establishing the Trust and such successor and or additional trustees as may be named pursuant to the terms of the agreement establishing the trust.

     1.26 "Valuation Date" means the last date of each calendar quarter, or, March 31st, June 30th, September 30th, and December 31st.


                                       7

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                                   ARTICLE II
                                   ELIGIBILITY
                                   -----------

     All Directors shall be eligible to participate in the Plan. The Directors, along with the effective date of their participation in the Plan shall be listed on Exhibit I attached hereto.


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                                   ARTICLE III
                            CONTRIBUTIONS TO ACCOUNTS
                            -------------------------

     3.1 Accounts. The Bank shall create a special account on its books and financial records (the "Account"), to which shall be credited each Participant's Deferrals, as specified in Section 4.1 and as elected by the Participant on his or her Election Form, together with earnings as specified in Article V. All amounts credited to each Participant's Account are credited solely for purposes of accounting and computations and shall remain the assets of the Bank subject to the claims of the Bank's general creditors.


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                                   ARTICLE IV
                         PARTICIPANT ELECTIONS TO DEFER
                         ------------------------------

     4.1 Election to Defer. Any Director may enroll in the Deferral feature of the Plan. The Deferral election may be made, effective as of the first day of a Plan Year, by filing a completed and fully executed Election Form with the Administrator during enrollment periods established by the Administrator, but in no event later than December 31st preceding the year of the Deferral. Notwithstanding the preceding sentence, a Director who, for the first time, becomes eligible to participate in the Plan during a Plan Year, may file an Election Form for the balance of such Plan Year, as long as such Election is filed within thirty (30) days of the date on which he first became eligible. On such Election Form, the Eligible Director shall irrevocably elect the amount of his Fees to defer for such Plan Year ("Deferrals") and the time and method for distribution of such Deferrals under Article VI.

          (a) Deferral Election. A Director may elect to defer a specific dollar amount or percentage of his Fees.

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                                    ARTICLE V
              ADJUSTMENTS TO ACCOUNTS FOR DECLARED INVESTMENT RATES
              -----------------------------------------------------

     5.1 Adjustments to Accounts. Pursuant to Section 5.4, each Participant shall have the right to direct the Bank as to how amounts in his or her Account, including amounts accumulated prior to January 1, 2002, shall be deemed to be invested as between the following two options: (1) Bank Stock Fund; or (2) Interest Bearing Fund. The Trustee may follow such investment direction but shall not be legally bound to do so. The Participant's Account will be credited and debited, as applicable, with either the increase or decrease in the value of Bank Stock, based on the increase or decrease in the per share value of Bank Stock, for the relevant period, or the applicable credited interest rate earned under the Interest Bearing Fund, as follows.

          (a) Bank Stock. The Bank shall establish and maintain a separate sub-account, a Bank Stock Account, for each Plan Year for each Participant who elects to have all or a portion of his of her Deferral amounts for such Plan Year invested in Bank Stock. A Participant's Bank Stock Account shall be credited as follows:

               (1) All Deferral amounts that are deemed, at the Participant's election, to be invested in Bank Stock shall be credited to the Participant's Bank Stock Account on the date when the Deferral amount would otherwise be paid to the Participant.

               (2) All Deferral amounts deemed to be invested in Bank Stock shall be credited to the Participant's Bank Stock Account in units or fractional units. Dividends paid on Bank Stock shall also be deemed invested in Bank Stock and shall be credited to the Participant's

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          Bank Stock Account in units or fractional units on the date when the dividend would otherwise be paid to the Participant. The value of each unit shall be determined each Valuation Date and shall equal the fair market value of one share of Bank Stock on such Valuation Date. The value of each partial unit shall be determined each Valuation Date pro-rata with reference to the value of each unit as determined each Valuation Date. On each date that Deferral or dividend amounts are credited to the Participant's Bank Stock Account, the number of units to be credited shall be determined by dividing the amount of such Deferral or dividend amounts by the value of a unit as of the Valuation Date coinciding with or immediately preceding such crediting date.

               (3) If there is any change in the number or class of shares of Bank Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar transactions, the units in each Participant's Bank Stock Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of Bank Stock or to reflect such similar transaction.

          (b) Interest Bearing Fund.


               (1) Prior to January 1, 1992. For Deferral amounts credited to the Account of a Participant prior to January 1, 1992 (including but not limited to the annual Director's fees for calendar year 1991), as of each Valuation Date, the Bank shall credit, to the respective sub-account of the Participant, the Pre-1992 Interest Bearing Account, an amount for interest earned, calculated at the highest rate of interest which the Bank has paid or accrued on any savings or time

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          account during the calendar quarter ending on such Valuation Date.
          Said amount of interest earned shall be calculated utilizing a 360 day year and the aggregate Account balance of each Participant that is deemed to be invested in the Interest Bearing Fund, including all prior accruals of interest.

               (2) January 1, 1992 and Thereafter. As of each Valuation Date, the Bank shall credit, to the respective sub-account, the Post-1991 Interest Bearing Account, of each Participant who elects any portion of his Account deemed to be invested in the Interest Bearing Fund, an amount for interest earned, calculated at a rate equal to the five-year U.S. Treasury Bill rate as such rate was in effect on the immediately preceding Valuation Date. Said amount of interest earned shall be calculated utilizing a 360 day year and the aggregate Account balance of each Participant that is deemed to be invested in the Interest Bearing Fund, including all prior accruals of interest.

          (c) Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment options, including Bank Stock, are to be used for measurement purposes only, and a Participant's election of any such investment option, the allocation to his or her Account balances thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account balances shall not be considered or construed in any manner as an actual investment of his or her Account balances in any such investment option. In the event that the Bank or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investment options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account balances shall at all times be a bookkeeping

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     entry only and shall not represent any investment made on the Participant's behalf by the Bank or the Trust. The Participant shall at all times remain an unsecured creditor of the Bank.

     5.2 Accounting for Distributions. As of the date of any distribution hereunder pursuant to Article VI, the distribution to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account.

     5.3 Separate Accounts. A separate account under the Plan shall be established and maintained by the Bank on behalf of each Participant to record his or her interest in the Plan, with sub-accounts to show separately the deemed earnings and losses credited or debited to the deemed investments of the Account.

     5.4 Deemed Investment Directions of Participants. Subject to such limitations as may from time to time be required by law, imposed by the Bank, or the Trustee, or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Bank or the Trustee, prior to and effective for each Designation Date, each Participant may communicate to the Bank a direction as to how his or her Account should be deemed invested among the two deemed investments available hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Account that is requested to be deemed invested in the deemed investments and shall be subject to the following rules:

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          (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Bank, and shall be effective as of the next Designation Date that is at least ten (10) business days after such filing.

          (b) All amounts credited to a Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and, as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Election Form or other form specified by the Bank.

          (c) If the Bank receives an initial deemed investment direction that it deems incomplete, unclear, or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed a deemed investment direction to invest all of the account in the Interest Bearing Fund) until the next Designation Date, unless the Bank provides for, and permits the application of, corrective action prior thereto.

          (d) If the Bank possesses at any time directions as to the deemed investment of less than all of the Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in the Interest Bearing Fund.

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          (e) Each reference in this Section 5.4 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

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                                   ARTICLE VI
                                    BENEFITS
                                    --------

     6.1 Retirement Benefit. A Participant is eligible for a Retirement Benefit under this Plan when he has satisfied all the requirements for Retirement. The Retirement Benefit will be based on the balance in the Participant's Account and will be paid in ten (10) annual installments as described below.

     The amount to be paid with each installment shall be the balance in the Participant's Account as of the "applicable valuation date," as defined below, multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of installment payments remaining. For purposes of this Section, the applicable valuation date for the first installment payment shall be the date of the Participant's Retirement, and the applicable valuation date for subsequent installment payments shall be the first day of each Plan Year thereafter; provided, however, that in no event shall more than one installment payment be made to a Participant in any one Plan Year. A Participant shall receive the initial installment on the first day of the month next following the Participant's Retirement, and each subsequent installment payment shall be made within thirty (30) days of the applicable valuation date.

     If the Director should die on or after he has satisfied all the requirements for Retirement and before all of the ten installment payments are made, the unpaid balance will be paid to his designated Beneficiary in full as soon as practicable after the first day of the calendar year following the year in which the said Director dies.

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     Following receipt of his complete Retirement Benefit, a Participant shall be entitled to no further benefits under the Plan.

     6.2 Disability. If a Participant suffers a Disability before he reaches Retirement, then the Bank shall make ten (10) annual installment payments to such Participant in the same manner and to the same extent as provided in
Section 6.1 above. Such installments shall commence on the first day of the month next following the Participant's Disability, and each subsequent installment shall be paid within thirty (30) days of the applicable valuation date as set forth in Section 6.1; provided, however, that in no event shall more than one installment payment be made to a Participant in any one Plan Year.

     6.3 Termination Benefit.

          (a) Separations From Service As Director For Reasons Other Than Death, Disability, Or Retirement. If a Participant ceases to be a Director for any reason other than death, Disability, or Retirement, then the amount in such Participant's Account shall continue to accrue the Deemed Investment Rate as provided in Article V and no payments shall be made until such Participant attains the age of 65, at which time payments shall be made in the same manner and to the same extent as set forth in Section 6.1 above. Notwithstanding the foregoing, if prior to attaining the age of 65 such Participant should become Disabled, or if prior to attaining the age of 65 such Participant should die, then payments shall be made in the same manner and to the same extent as set forth in Sections 6.2 (Disability Benefits) or 6.4 (Survivor Benefits), as applicable.

          (b) Vesting in Account. Subject only to Section 6.3(b)(i) below, a Participant shall always be one hundred percent (100%) fully vested in his Account and, no portion of such Account balance is subject to forfeiture.

               (i) Forfeitures. Notwithstanding anything hereinabove to the contrary, a Participant whose service as director with the Bank is terminated for Cause shall forfeit all amounts in his Account and all rights of such director, his designated Beneficiary, executors, administrators, or other persons, to receive payments thereof shall be forfeited. Such forfeited amounts shall revert to and become part of the Bank's general unrestricted assets.

     6.4 Survivor Benefits.

          (a) Pre-Retirement. If a Participant dies while serving as a Director of the Bank but before such Participant is otherwise eligible to receive Retirement Benefits, or after such Participant is eligible to receive Retirement Benefits but before receipt of all such benefits, a Survivor Benefit will be paid to his Beneficiary in a lump sum equal to the balance of his Account as soon as practicable after the first day of the Plan Year following the year in which such Participant died.

     6.5 Change in Control Provisions.


          (a) Full Vesting. Notwithstanding anything hereinabove to the contrary, in the event of any Change in Control of the Company, each Participant's Account shall immediately vest and become 100% nonforfeitable as of the date of the occurrence of a Change in Control.

          (b) Immediate Payouts Upon Termination of Employment. Each Participant who ceases to be a Director for any reason following a Change in Control or any series of two or more Changes in Control and each Participant who has previously terminated, retired or become Disabled and still maintains an Account hereunder, and each Beneficiary then receiving survivor benefits on account of the death of a Participant, shall receive his full Account balance in a lump sum within thirty (30) days after the later of the date of the Change in Control or the date on which the Participant ceases to be a Director, regardless of any previous election by the Participant to receive Retirement Benefits in installments.

     6.6 Small Benefit. Notwithstanding anything herein to the contrary, in the event the total amount owed to a Participant or a Beneficiary after the Participant ceases to serve as a Director is $10,000 or less, the Administrator shall promptly distribute any such amount in a single lump sum payment.

     6.7 Withholding: Payroll Taxes. To the extent required by the law in effect at the time payments are made, the Bank shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government. As to any payroll tax that is due from a Participant for Fees deferred under this Plan, the Bank shall collect such tax from funds paid to such Participant with respect to other compensation not deferred under the Plan unless said other compensation is insufficient to pay such payroll taxes whereupon the shortfall shall serve to reduce the elected Deferral amount.

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                                   ARTICLE VII
                             BENEFICIARY DESIGNATION
                             -----------------------

     7.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution to Participant of the Benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Administrator during the Participant's lifetime on a form prescribed by the Administrator.

     The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

     If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.

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                                  ARTICLE VIII
                                  CONTRIBUTIONS
                                  -------------

     All Participants and Beneficiaries shall have the status of general unsecured creditors of the Bank. The Plan constitutes a mere promise by the Bank to pay the Participants' Accounts in the future, and nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a fiduciary relationship between the Bank and the Director, his designated beneficiary or any other person. The Bank shall not have any obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. All Participants and Beneficiaries shall be and remain general creditors of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Participant, his Beneficiary, or any other person claiming through the Participant, shall only have the right to receive from the Bank the benefits specified in this Plan. The Bank's obligation to pay the Participant the full amount of his vested Account balance shall be offset by any amounts paid from the Trust to the Participant or his Beneficiaries.

     Although the Bank reserves the absolute right at its sole discretion either to set aside funds to assist in fulfilling the obligations undertaken by this Plan or to refrain from so setting aside funds and to determine the extent, nature, and method of so setting aside funds, it is the Bank's intent to make contributions to the Trust of as much of the cumulative bookkeeping reserve associated with the Plan, determined in accordance with generally accepted accounting principles, as its operating cash flows permit. Nothing shall entitle the Bank to any reversion of assets from the Trust, other than in accordance with the terms and conditions of the Trust. At no time shall any Participant be deemed to have any lien, right, title or interest in or to any specific Trust investment or to any assets of the Bank. At all times, either the Bank or the Trust shall be the owner of any assets used to satisfy the Bank's obligations hereunder.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN
                             ----------------------

     9.1 Plan Administrator. The administration of the Plan shall be under the supervision of the Administrator. The Administrator will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Administrator's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

          (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the establishment of any claims procedures that may be required by applicable provisions of law;

          (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

          (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

          (d) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

          (e) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.

     9.2 Examination of Records. The Administrator will make available to each Participant such of his or her records under the Plan as pertain to him or her, for examination at reasonable times during normal business hours.

     9.3 Reliance on Reports and Certificates. In administering the Plan, the Administrator will be entitled to the extent permitted by law to rely conclusively upon any information furnished by any Bank, Participant, Beneficiary, accountant, controller, attorney, actuary, consultant or other advisor, and any agent of the foregoing, as the case may be.

     9.4 Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     9.5 Indemnification of Administrator. The Bank agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as the Administrator or as a member of a committee designated as Administrator (including any Employee or former Employee who formerly served as Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claim approved by the Bank) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

     10.1 Alienability and Assignment Prohibition. A Participant's or Beneficiary's right to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiaries.

     10.2 Binding Obligation of Bank and Any Successor in Interest. The Bank expressly agrees that it shall not merge or consolidate into or with another corporation or sell substantially all of its assets to another corporation, firm or person until such corporation, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Plan.

     10.3 Amendment or Termination. The Bank expects the Plan to be permanent but, since future conditions affecting the Bank cannot be anticipated or foreseen, the Bank must necessarily and does hereby reserve the right to amend, modify or terminate the Plan at any time by action of the Board. No amendment or termination of the Plan shall operate to decrease any Participant's Account balance as of the date of such action.

     10.4 Claims Procedure. In the event any claim by a Participant or Beneficiary is denied as to the amount and/or the method of payment under the Plan, such Participant or Beneficiary shall be given prompt notice in writing of such denial, which notice shall set forth the reason for the denial. The Participant or Beneficiary may, by filing notice in writing with the Board within sixty (60) days after the date of such notice of denial, request review of such denial. The Board shall review such denial, and shall state its decision, in writing, in a manner calculated to be understood, to the Participant or Beneficiary concerned.

     10.5 Employment and Other Rights. This Plan creates no rights whatsoever in any Participant to continue in the service of the Bank as a Director for any length of time.

     10.6 Governing Law. To the extent not preempted by ERISA, this Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Bank has caused this Plan to be executed on its behalf by its duly authorized officer, on the day and year first above written.

     This Plan document is signed on ________________________________, 2001.


                                       BANK OF THE COMMONWEALTH

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------
ATTEST:

By:
   ------------------------------------
Title:
      ---------------------------------

                                    EXHIBIT I
                                    ---------

                            BANK OF THE COMMONWEALTH
                      DIRECTORS' DEFERRED COMPENSATION PLAN


                            Schedule of Participants
                            ------------------------

                                  Date of                     Opening Balance
Name                           Participation                  as of 01/01/2002
----                           -------------                  ----------------



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